Exhibit 10.1

                              AMENDED AND RESTATED
                                  SECTIONS OF
                           AIP STOCKHOLDERS AGREEMENT

      3.1. Restrictions on Transfer. Subject to compliance with the limitations on the rights of AIP to freely Transfer Equity Securities of HHI set forth in this Article 3 (together with any limitations which may arise from any other agreement to which AIP is subject or applicable federal and state securities laws), AIP may sell, pledge, hypothecate, transfer, assign or otherwise dispose of (a "Transfer") any of its remaining shares of Common Stock or other Equity Security to any Person at any time. Notwithstanding anything else contained in this Agreement, AIP may Transfer any Equity Security to an Affiliate of AIP, but only if such Affiliate, before the consummation of the Transfer, agrees, in writing, to be bound by this Agreement. Any transferee of AIP other than an Affiliate shall be released from the obligations set forth in this Agreement: provided, however, any transferee that receives shares from AIP in a privately negotiated transaction and not in a market transaction prior to the Effective Date, shall be bound by this Agreement until the day immediately following such Effective Date. Notwithstanding anything else contained in this Agreement, the provisions of this Article 3 will not apply to any Common Stock acquired by John
W.  Adams as the  result  of any  exercise  of  existing  options  or  warrants.
Notwithstanding anything else contained herein to the contrary, until the Effective Date, other than open-market sales, AIP may not Transfer any Equity Securities of HHI unless the transferee thereof has provided a signed affidavit indicating that such person is a U.S. citizen within the meaning of Section 40102(a)(15) of the Transportation Act (49 U.S.C. Section 40101, ET SEQ.,).

      3.2 Right of First Offer. If at any time after December 22, 2004, AIP has a bona fide intent to complete a Transfer with respect to any shares of Common Stock owned by AIP, AIP shall first give the Buyer a right of first offer to purchase the shares of Common Stock that AIP wishes to Transfer. AIP shall do so by notifying Larry Hershfield (an "Intention to Sell") of AIP's intention to Transfer its shares of Common Stock. Thereafter, AIP shall negotiate in good faith for the sale of its shares of Common Stock with the Buyer for a period of one hour. During the one hour period following receipt of the Intention to Sell, AIP shall not engage in any


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discussions,  written or oral,  regarding  the  Transfer of its shares of Common
Stock with any other person or entity. If at the end of the one hour period after receipt of the Intention to Sell, the parties have been unable to reach agreement as to the terms of such purchase, AIP shall be free to negotiate with third parties for the sale of such shares of Common Stock, and subject to
Section 3.3 below hereof, may enter into agreements with respect to same. AIP and Buyer shall consummate any purchase of Common Stock agreed upon during the one hour period within three (3) days of such agreement to purchase.

      3.3 Right of First Refusal. Prior to entering into any Transfer with any potential transferee (a "Transferee"), AIP shall first offer to the Buyer the right to purchase all of the shares of Common Stock proposed to be Transferred in accordance with the following provisions:

      (a) If AIP receives (i) a bona fide written offer to purchase all or part of its shares of Common Stock (a "Bona Fide Offer") from a Transferee that AIP desires to accept, or (ii) a bona fide written acceptance from a Transferee of AIP's offer to sell all or part of its shares of Common Stock (a "Bona Fide Acceptance"), then AIP shall, not later than two (2) days after receipt of such Bona Fide Offer or Bona Fide Acceptance, deliver written notice thereof (a "First Refusal Notice") to the Buyer. A First Refusal Notice in respect of any shares of Common Stock shall: (i) identify the Transferee; (ii) state the aggregate purchase price for such shares of Common Stock to be paid by the Transferee (if such purchase price is to be paid by delivery of property other than cash, such price shall be the fair market value of such property and such notice shall state AIP's estimate of the fair market value of such property);
(iii) summarize all material terms and conditions of the Bona Fide Offer or Bona Fide Acceptance and all other transactions and agreements directly or indirectly conditioned upon or otherwise related to the purchase of the shares of Common Stock by the Transferee; and (iv) be accompanied by a certificate of AIP or a duly authorized officer of AIP certifying that the information set forth in the First Refusal Notice is true, correct and complete in all respects to the best of his or her knowledge and that the Bona Fide Offer or Bona Fide Acceptance is a result of arm's-length


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offer and has not been made or  otherwise  effected for the purpose of avoiding, evading, circumventing or otherwise adversely affecting the right of the Buyer to purchase the shares of Common Stock pursuant to the provisions of this
Section 3.3.

      (b) For a period of twenty four (24) hours following receipt by the Buyer of a First Refusal Notice (the "First Refusal Period"), the Buyer may elect, by the delivery of written notice of such election to AIP (the "First Refusal Election Notice") within such First Refusal Period, to purchase all the shares of Common Stock at a price equal to the price set forth in the First Refusal Notice and on the terms and conditions, including the manner of payment, described in the First Refusal Notice and in the accompanying materials. The rights afforded to the Buyer pursuant to this Section 3.3 may be exercised by the Buyer or may be assigned by it to an entity wholly owned by the Buyer, in which case each reference to the Buyer in this Section 3.3 shall be deemed to include such assignee.

      (c) If the Buyer duly and timely delivers a First Refusal Election Notice to AIP in respect of all of the shares of Common Stock subject to the First Refusal Notice during the First Refusal Period, then AIP shall be obligated to sell all such shares of Common Stock to the Buyer, and the Buyer shall be obligated to purchase all such shares of Common Stock from AIP, free and clear of all liens, claims, charges or security interests. The purchase of any shares of Common Stock by the Buyer shall be consummated on or before the tenth (10th) day after the First Refusal Election Notice is received by AIP or on such other date as AIP and the Buyer may agree.

      (d) If the Buyer does not duly and timely deliver a First Refusal Election Notice to AIP in respect of any shares of Common Stock, or if the Buyer fails to close such purchase as required by the date set forth in Subsection 3.3 (c), AIP shall have the right to enter into an agreement to sell such shares of Common Stock to the Transferee by a date not later than fifteen (15) Days after (i) the expiration of the First Refusal Period in respect of such shares of Common Stock or (ii) the date of the failure to close such purchase at a price and on terms which are in strict accordance with the price and terms included in the Bona Fide Offer or Bona Fide


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Acceptance (except for variations in immaterial terms and conditions of the Bona
Fide Offer or Bona Fide Acceptance which are neither individually nor in the aggregate more favorable to the Transferee than those originally contained in the Bona Fide Offer or Bona Fide Acceptance).

      (e) This Section 3.3 shall only apply to privately negotiated sales of AIP's Common Stock and shall not apply to sales of AIP's Common Stock to be sold in market transactions.


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